UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2008

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 17, 2008, People’s United Financial, Inc. (the “Company”) issued a press release announcing its results of operations for the three-month period ended March 31, 2008. A copy of that press release is being furnished herewith as Exhibit 99.1.

The information contained in and accompanying this Form 8-K with respect to Item 2.02 (including the Exhibit hereto) is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 2.06.	Material Impairments.

During the process of the Company’s business integration of the former Chittenden Corporation family of banks, and as part of its strategic planning for possible future acquisitions, the Company undertook a comprehensive review of its options relating to technology strategy. This re-assessment resulted in a determination by management that in order to achieve its acquisition integration goals, the Company should discontinue its current Connecticut core deposit system replacement project at this time.

As a result of this determination, the Company quantified, on April 14, 2008, an impairment charge of $20 million for assets related to this system replacement project. This charge is reflected in the Company’s reported results for the three months ended March 31, 2008.

Item 9.01.	Financial Statements and Exhibits

(c)	The following Exhibit is submitted herewith.

Exhibit No.	Description
99.1	Press Release dated April 17, 2008

[signature appears on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: April 17, 2008	By:	/s/ Jeffrey Hoyt
(Signature)
	Name:	Jeffrey Hoyt
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press Release dated April 17, 2008	99.1-1